Exhibit 23.2

Consent of Independent Accountants

Verint Systems, Inc.

Melville, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 4, 2014, relating to the consolidated financial statements of Kay Technology Holdings, Inc. appearing in Verint Systems, Inc.’s Current Report on Form 8-K/A filed on April 18, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Francisco, California

June 9, 2014